EXHIBIT 99.1

Media Contact:	Investor Contact:
Helena Kimball	Mila Birnbaum
Greenough Communications	Raindance
415.434.3200 x12	800.878.7326 ext. 3000
hkimball@greenoughcom.com	ir@raindance.com

RAINDANCE CEO PAUL BERBERIAN RESIGNS FOR PERSONAL REASONS

LOUISVILLE, Colo., Tuesday, September 23, 2003 — Raindance Communications, Inc. (Nasdaq: RNDC) today announced that Paul Berberian, co-founder, president and CEO, will resign as CEO and president, effective immediately. Mr. Berberian will continue to serve as chairman of Raindance’s board of directors and will continue in the company’s employ until the end of the year to assist in the transition. Nicholas Cuccaro, the company’s CFO since March of 2001, will assume the role of interim president and CEO while the company conducts a search for Mr. Berberian’s successor.

“My recent severe car accident in Hawaii has necessitated a shift in my priorities, requiring me to dedicate my time to my family and our recovery,” said Paul Berberian. “While leaving Raindance is never something I anticipated, I leave knowing that Raindance is in great hands and believe that we are positioned to deliver against our strategic goals. Nick is a superb leader; he helped construct Raindance’s vision and has been instrumental in keeping our pace with meeting business objectives. I am confident that Nick will maintain our momentum and help ensure our progress, making this a successful transition for our employees, customers and shareholders.”

“Paul’s vision and industry expertise are the cornerstones on which this business was built and we are very appreciative of his leadership and many contributions. His departure is emotional for everyone at Raindance, but we wish Paul and his family well,” Cuccaro said.

Prior to joining Raindance, Mr. Cuccaro was executive vice president and chief financial officer of NetLibrary, an electronic book publisher, and prior to that he had operating responsibility as president and CEO of the former Neodata Services, Inc., a data mining and magazine and product fulfillment company with revenues exceeding $700M, which was acquired by EDS and renamed Centrobe. He has also held various senior executive positions at large organizations such as Intel and Hoffmann LaRoche and small companies both public and private.

About Raindance Communications

Raindance Communications, Inc. (Nasdaq: RNDC), is a leading provider of integrated web and audio conferencing services that make everyday meetings more productive. Raindance’s convenient, reservationless audio conferencing services provide greater flexibility and reliability, increasing the efficiency of remote meetings. The company’s advanced web conferencing technology increases participant interactivity and improves the bottom line by allowing users to conduct engaging remote meetings and seminars without the expense of travel. Raindance’s proprietary architecture integrates leading-edge technologies into a single convergent communications platform that has been selected by leading businesses to increase productivity and strengthen business relationships. For more information, visit www.raindance.com or call 800.878.7326.

Safe Harbor Statement under the Private Securities
Litigation Reform Act of 1995

This release contains forward-looking statements, including expectations regarding future company performance. These statements are subject to risks and uncertainties, which could cause future events to differ materially. These risks and uncertainties include the failure or interruptions in the software, systems or network underlying Raindance’s services, competition from presently existing and new competitors, and the adoption of Raindance’s services by customers. Additional information concerning factors that could cause actual results to differ materially from those contained in the forward-looking statements can be found in Raindance Communications’ filings with the Securities and Exchange Commission. Copies of filings made with the SEC are available through the SEC’s electronic data gather analysis and retrieval system (EDGAR) at www.sec.gov. Raindance Communications assumes no obligation to update the forward-looking statements included in this document.

Raindance and Raindance Communications are registered trademarks of Raindance Communications, Inc. All other company names and products may be trademarks of their respective companies.